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                                                                   Exhibit 10.1


                   BURLINGTON NORTHERN SANTA FE CORPORATION

                  SUPPLEMENTAL INVESTMENT AND RETIREMENT PLAN


                     Effective January 1, 1997, as amended


                              ARTICLE I - GENERAL

  Section 1.1  Establishment of Plan and Purpose.  Burlington Northern Santa Fe
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Corporation, a Delaware Corporation, (hereinafter the "Company"), has established the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan, (hereinafter the "Plan"), effective January 1, 1997. This plan is intended to replace the Burlington Northern Inc. Restoration Plan and the Santa Fe Pacific Corporation Supplemental Retirement and Savings Plan, and both plans shall hereby be merged into this Plan, provided, however, that any compensation deferred under the terms of a predecessor plan shall be distributed pursuant to the terms of the deferral election made under such plan. The purpose of this Plan is to provide certain highly compensated employees of the Company and certain of its subsidiaries (hereinafter the "Employing Companies"), the opportunity to defer the receipt of compensation and to receive additional retirement income from the Employing Companies. This plan is not intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), or be subject to Parts 2, 3, or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA").

  Section 1.2  Affiliated Companies.  The term "Affiliated Company" shall mean
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every corporation (including the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code). The Company and each Affiliated Company which, with the consent of the Chief Executive Officer or Board of Directors of the Company, adopts the Plan are referred to herein collectively as the "Employing Companies" and individually as an"Employing Company".

  Section 1.3  Plan Administration.  The authority to control and manage the
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operation and administration of the Plan shall be vested in the Burlington
Northern Santa Fe Employee Benefits Committee (hereinafter the "Committee").
Any interpretation of the Plan by the Committee or its delegate and any decision made by the Committee or its delegate on any other matter within its discretion are final and binding on all persons. The Committee shall have discretionary authority to administer, construe and interpret the Plan, to decide all questions including but not limited to

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eligibility, payment of any benefits hereunder and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  The Committee shall act with or without a meeting by the vote or concurrence of a majority of its members; but no member of the Committee who is a Participant shall take part in any Committee action or any matter that has particular reference to his own interest hereunder. The Committee shall administer this Plan and discharge its responsibilities hereunder in a uniform and non-discriminatory manner as to all Participants.

  Section 1.4  Non-Alienation.  Benefits payable to any individual under the
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Plan may not be voluntarily or involuntarily assigned, alienated, pledged or subject to attachment, anticipation, garnishment, levy, execution or other legal or equitable process.

  Section 1.5  Source of Benefits.  Subject to the terms and conditions of the
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Plan, any amount payable to or on account of a Participant under this Plan by any Employing Company shall be paid from the general assets of that Employing Company or from one or more trusts, the assets of which are subject to the claims of the Employing Companies' general creditors. None of the individuals entitled to benefits under the Plan shall have any preferred claim on, or any beneficial ownership interest in, any assets of any Employing Company or of any such trust, and any rights of such individuals under the Plan or any such trust shall constitute unsecured contractual rights only.

  Section 1.6  Plan Not Contract of Employment.  The Plan does not constitute a
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contract of employment, and nothing in the Plan will give any participant the right to be retained in the employ of any Employing Company, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

  Section 1.7  Notices.  Any notice or document required to be given to or filed
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with an Employing Company, the Company or the Committee shall be considered to be given or filed:

  (a) on the date delivered to the Vice President - Human Resources of the Company; or

  (b) three days after the date sent by certified mail to the Secretary of the Company.

  Section 1.8  Applicable Law.  The Plan shall be construed and administered in
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accordance with the internal laws of the State of Texas.

  Section 1.9  Gender and Number.  Where the context admits, words in any gender
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shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

  Section 1.10  Plan Year. The Plan Year shall be the calendar year.
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                          ARTICLE II - PARTICIPATION

  Section 2.1  Participation.  The Company shall establish from time to time the
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Employing Companies which may participate and the class of highly-compensated employees of each Employing Company who shall be eligible for the benefits provided in Article IV below (hereinafter the "Participants"); provided, however, that the class of eligible employees of each Employing Company shall be limited to employees who are members of a select group of management or highly compensated employees within the meaning of Section 401(a)(1) of ERISA. Employees who become eligible to participate in the Plan after February 1 of a calendar year shall not be eligible to participate in the Plan until January 1 of the following calendar year. If the Company determines that participation by one or more Participants shall cause the Plan as applied to any Employing Company to be subject to Parts 2, 3, or 4 of Title I of ERISA, the entire interest of such Participant or Participants under the Plan shall be immediately paid to such Participant by the applicable Employing Company, notwithstanding any election of the Participant, or shall otherwise be segregated from the Plan in the discretion of the Company, and such Participant or Participants shall cease to have any interest under the Plan.


                             ARTICLE III - VESTING

  Section 3.1  Vesting.  A Participant shall be fully vested in his deferral
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amounts and earnings at all times and subject to investment gains and losses.  A
Participant shall be vested in Employer Matching Contributions in accordance with the vesting schedule set forth in Article 6 of the Burlington Northern
Santa Fe Investment and Retirement Plan (the "Investment Plan").


                            ARTICLE IV - DEFERRALS

  Section 4.1  Deferral Elections.  To become a Participant, subject to such
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additional terms, conditions and limitations as the Committee may from time to time impose, a Participant may make an election to irrevocably defer receipt of certain eligible compensation otherwise payable to him by his Employer for a Plan Year by means of such procedures as are approved by the Committee, including filing a Deferral Election Form or by telephonic voice response or other telephonic or electronic transmission indicating his or her desire to have a portion of his or her eligible compensation deferred, or by failing to indicate a desire not to participate in the Plan. Such deferral elections shall be made as follows:

  (a) With the approval of the Compensation Committee of the Board, a Participant may elect not to participate in the Investment Plan and may elect to defer up to 15% of (i) Compensation as defined in the Investment Plan, (ii) base salary that is not eligible compensation under the Investment Plan, and (iii) any cash incentive payments otherwise payable to him by his Employing Company that Plan Year; or

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  (b)  Unless the Compensation Committee of the Board otherwise specifies, a
Participant may elect to defer (i) up to 15% of base salary that is not eligible Compensation under the Investment Plan, (ii) up to 15% of any cash incentive payments that are not eligible Compensation under the Investment Plan, and iii) that to the extent that a Participant is subject to a limitation on before-tax contributions under Section 402(g)(1) of the Code to the Investment Plan, the amounts which could have been deferred into the Investment Plan but for such limitation may be deferred under this Plan ("Deferred Compensation").

  (c) Such elections shall be made at such time and in such manner as the Committee shall provide. An election must specify the percentage, if any, which the Participant chooses to defer and authorize his Employing Company to make regular payroll deductions. The Committee may institute procedures whereby an eligible employee's Contribution Election percentage under the Investment Plan will automatically apply for purposes of the Plan unless the eligible employee affirmatively elects otherwise.

  (d) A Participant may elect to suspend all future deferrals in a Plan Year other than in respect to incentive payments, and will not be permitted to resume participation until the next Plan Year.

  Section 4.2  Employer Matching Contribution.  Subject to such limitations as
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the Committee may from time to time impose, for each Plan Year, Participants shall be credited with an "Employer Matching Contribution" with respect to 100% of the compensation deferred hereunder that would be payable during that Plan Year, provided that Employer Matching Contributions shall be equal to 50% of Deferred Contributions deferred up to 6% of Compensation hereunder.

  To the extent that additional employer contributions are made pursuant to the second paragraph of Section 4.5 of the Investment Plan by reason of the attainment of financial and other objectives of an Employing Company, Participants who have Accounts in the Plan when such contributions are made shall be credited after the close of the Plan Year to which such objectives relate with an additional Employer Matching Contribution. The amount of such additional Employer Matching Contributions shall be equal to the same uniform percentage, not to exceed 30% of the Deferred Contributions up to 6 percent of Compensation actually made hereunder, as is credited pursuant to the second paragraph of Section 4.5 of the Investment Plan.


                          ARTICLE V - PLAN ACCOUNTING

  Section 5.1  Accounts.  The Committee shall establish an Account for each
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Participant who elects to participate in the Plan under subsection 4.1.  Each
Account shall be adjusted in accordance with this Article V in a uniform, non-discriminatory manner, as of such periodic "Accounting Dates" as may be determined by the Committee from time to time (which Accounting Dates shall be not less

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frequent than quarterly.) As of each Accounting Date, the balance of each
Account shall be adjusted as follows:

  (a) first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

  (b) then, credit to the Account balance the amount of the compensation to be deferred by the Participant in accordance with the provisions of subsection 4.1 and the amount of Employer Matching Contributions to be credited in accordance with Section 4.2 that have not previously been credited;

  (c) then, adjust the Account balance for the applicable assumed rate of earnings in accordance with subsection 5.2.

  Section 5.2  Adjustment of Accounts for Earnings.  The amounts credited to a
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Participant's Account in accordance with subsections 4.1 and 4.2 shall be adjusted as of each Accounting Date to reflect the value of an investment equal to the Participant's Account balance in one or more assumed investments that the Committee offers from time to time, and which the Participant directs the Committee to use for purposes of adjusting his Account. Such amount shall be determined without regard to taxes that would be payable with respect to any such assumed investment. The Committee may eliminate any assumed investment alternative at any time; provided, however, that the Committee may not retroactively eliminate any assumed investment alternative. To the extent permitted by the Committee, the Participant may elect to have different portions of his Account balance for any period adjusted on the basis of different assumed investments. The Account of each Participant shall be credited with the amount deferred by the Participant as of the date on which the amount of such Deferred Compensation is communicated to the Plan recordkeeper which shall be as soon as reasonably practicable after the date the compensation would otherwise have been payable to the Participant, or, if such date is not an Accounting Date, as of the first Accounting Date occurring thereafter. Notwithstanding the election by Participants of certain assumed investments and the adjustment of their Accounts based on such investment decisions, the Plan does not require, and no trust or other instrument maintained in connection with the Plan shall require that any assets or amounts which are set aside in a trust or otherwise for the purpose of paying Plan benefits shall actually be invested in the investment alternatives selected by Participants.

  Section 5.3  Participant Statements.  At least quarterly, the Committee shall
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cause to be furnished to each Participant a statement indicating, on the basis of the latest available information, the status of the Participants' Accounts.


                   ARTICLE VI - PAYMENT OF DEFERRED AMOUNTS

  Section 6.1  Termination of Employment.  Subject to the provisions of
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subsection 1.5 and such other rules as the Committee may establish, upon a
Participant's death or termination of active employment, the Participant's entire Account balance, including the Employer's Matching

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Contribution on amounts deferred prior to the Participant's death or termination date, shall be paid to or on account of the Participant as follows:

  (a) in a single lump sum payment on March 1 of the year following termination; or

  (b) if elected by the Participant at least one year prior to the distribution or such time period as may be established by the Committee, in annual installments over a period of five or fewer years, beginning July 31 of the calendar year following the year in which the date of termination occurs. Each annual installment shall be equal to the Participant's entire Account balance divided by the number of installments yet to be distributed.

  Section 6.2  Beneficiary Designation.  Each Participant may, from time to
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time by signing a form furnished by the Committee, designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive. A beneficiary designation may be revoked or amended only by the completion of a new beneficiary designation form, provided, however, that if a Participant's spouse is named as such Participant's beneficiary, and the Participant and such spouse are subsequently divorced, then the designation of the spouse made prior to the divorce shall be null and void. In order to designate a former spouse as a beneficiary, a new beneficiary designation form must be completed. If a deceased Participant failed to designate a beneficiary as provided above, or if the designated beneficiary of a deceased Participant died before him, his benefits shall be paid in accordance with the following order of priority: (i) to his surviving spouse, if any; (ii) to his surviving children in equal shares; or (iii) the estate of the last to die of the Participant or his designated beneficiary. The benefits under this plan which are payable to a beneficiary shall be paid in a lump sum.

  Section 6.3  Withholding for Tax Liability.  The Company may withhold or cause
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to be withheld from any payment of benefits made pursuant to the Plan any taxes required to be withheld with regard to such payment.

  Section 6.4  Hardship Distributions.  The Committee may, pursuant to rules
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adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant's Account because of hardship at any time. "Hardship" shall mean an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Participant or his dependent (as defined in section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Committee in accordance with uniform rules adopted by it.


                        ARTICLE VII - CHANGE IN CONTROL

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  Section 7.1  Change in Control.  In the event of a change in control as
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defined in The Burlington Northern and Santa Fe Railway Company Severance
Agreements, all Accounts shall be fully vested, and the Company shall be obligated to transmit funds equal to the outstanding liabilities under this Plan to such trust as may be established by the Company to provide for security of benefits hereunder.


                    ARTICLE VIII - AMENDMENT OR TERMINATION

  Section 8.1  Administrative Amendments.  The Chief Executive Officer of the
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Company may make amendments to the Plan, provided that such amendments do not materially increase the benefits to Participants or the costs of the Plan.

  Section 8.2  Amendments and Termination.  The Board of Directors of the
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Company may amend the Plan at any time and may terminate the Plan at any time without the consent of the participants or beneficiaries, provided however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment. Any Employing Company may terminate its participation in the Plan at any time, provided that it has made adequate provision for any amount payable by it under the terms of the Plan as in effect on the date it terminates its participation in the Plan. Upon termination of the Plan as to any Employing Company, the Company may, in its discretion applied in a uniform manner, provided that amounts attributed to that Employing Company shall be distributed in accordance with the provisions of 6.1. Upon termination of the Plan as to all Employing Companies, the Company may, in its sole discretion applied in a uniform manner to all Participants, cause a lump sum payment of all benefits for all Participants to be made as soon as reasonably practicable or the date established for payment under subsection 4.1(c).

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The Burlington Northern Santa Fe Supplemental Investment and Retirement Plan is
hereby adopted, effective January 1, 1997, by Burlington Northern Santa Fe Corporation.


     IN WITNESS HEREOF, the Chairman and Chief Executive Officer of Burlington Northern Santa Fe Corporation has hereby adopted this Plan on this ___________ day of November, 1999.



BURLINGTON NORTHERN SANTA FE CORPORATION


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             Robert D. Krebs
  Chairman and Chief Executive Officer


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                Witness



            (CORPORATE SEAL)

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